EXHIBIT 10.97
                        CONFIDENTIAL TREATMENT REQUESTED

                         LICENSE TERMINATION AGREEMENT



BETWEEN THE UNDERSIGNED:


Wilton Licensing AG, Postfach, Ch - 6052 Hergiswil ("Wilton")


AND

Genta, Inc., 3350 General Atomics Court, San Diego, CA 92121, and Genta Pharmaceuticals Europe SA, 146 Rue Paradis, F - 13006 Marseille.


WHEREAS:


On 28th October 1991, Genta and Wilton signed a contract for a duration of * or for the life of the PATENT in each country of the TERRITORY, whichever is longer under the terms and conditions of which Wilton granted to Genta a right and license to make, have made, use and sell the PRODUCT as regards to the new chemical entity (SCY ER).

On 28th October 1991,  Genta and Wilson also signed a contract for a duration of
* or for the life of the PATENT in each country of the TERRITORY, whichever is longer under the terms and conditions of which Wilton granted to Genta a right and license to make, have made, use and sell the PRODUCT as regards to the new chemical entity (SCY).


These agreements (hereafter referred to as the CONTRACTS enclosed in appendix are governed by the laws of the State of California).

Due to various circumstances Genta has agreed to terminate the CONTRACTS. Wilson has agreed to such termination.


THEREFORE GENTA, WILSON AND PERMATEC HAVE AGREED TO FIND AN AMICABLE SOLUTION ON THE FOLLOWING TERMS:


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*  Confidential treatment requested.  The redacted material has been separately filed with the Commission.


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

Article 1

Upon payment by Permatec of the lump sum as described in article 2, hereafter, Wilton and Genta acknowledge that the CONTRACTS shall be terminated and be transferred back to Wilton effective on 25th November 1996. Genta agrees that with such termination all development results, studies, dossiers, files and documents in connection with the CONTRACTS or which have been acquired by Genta in connection with its activities under the CONTRACTS ("Development Results") shall be transferred and assigned to Wilton and that Wilton shall be solely entitled to utilize the Development Results.


Article 2

So as to avoid any dispute of whatsoever nature arising out of the above, Permatec undertakes to pay to Genta upon execution of the Agreement the sum of * and on 5th December 1996 a further amount of * in full and final settlement of all mutual claims under the CONTRACTS and for the transfer of the Development Results.


Article 3

Genta will acknowledge receipt of the sum described in Article 2 above, and acknowledges that all its rights arising out of the performance of the CONTRACTS with Wilton have been fulfilled and transferred back to Wilton and Genta shall not continue any activity in respect of the subject matter of the CONTRACTS or shall not use anymore the Development Results. Genta agrees to execute any such other documents which may be necessary for the transfer and assignment of the Development Results.

Wilton also acknowledges that all its rights arising out of the performance and termination of the CONTRACTS between Genta and Wilton have been fulfilled and that Genta shall be fully released from any obligation to Wilton in connection with the CONTRACTS, except for the transfer and assignment of the Development Results. Wilton acknowledges that Genta does not give any guarantee or warranty in respect of the Development Results.

Wilton and Genta also declare that all their rights arising out of the legal relations and/or out of the CONTRACTS which existed between them have been fulfilled.


Article 4

The existence and contents of this agreement are strictly confidential and shall not be disclosed to any third party, unless and only to the extent that such disclosure is required by laws or regulations, are legally required by a competent authority. Any such disclosure shall not relieve either party of its obligation of confidentiality thereunder in respect of any other legal or physical person other than those to whom disclosure is required by law regulations or competent authorities.


----------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.


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

Article 5

Any and all rights and interpretation arising out of this settlement are governed by reference to the CONTRACTS and the provision contained herein.


Article 6

This agreement shall not constitute an admission of liability by either of the parties, except as expressly set forth herein.

The above provisions, which have been fully discussed and agreed upon between the parties represent the entirety of their agreement and constitute a settlement.



Made in Muttenz, on Monday, 2nd December 1996, in three (3) originals.


/s/                                                  /s/
----------------------                               -------------------------
Genta, Inc.                                          Wilton Licensing AG






Enclosures:       *Appendix
                  *Power of Attorney





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